EXHIBIT 99
                               [GRAPHIC OMITTED]
                                                                MONSANTO COMPANY
                                                        800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167



RELEASE    Immediately

CONTACT    Media:       Lee Quarles (314-694-4452)
                        Lori Fisher (314-694-8535)
           Investors:   Scarlett Foster (314-694-8148)



MONSANTO CHIEF FINANCIAL OFFICER SAYS RECENT SUCCESS SETS THE STAGE FOR GROWTH IN 2006-2007
Monsanto Confirms Fiscal Year 2005 Earnings Per Share Guidance; Updates Fiscal Year 2005 Free Cash Flow Guidance

     SAN FRANCISCO (Sept. 21, 2005) - In a presentation today, Monsanto Company's (NYSE: MON) Executive Vice President and Chief Financial Officer Terry Crews will outline paths for continued growth of Monsanto's strategy. Crews' presentation will be part of the 35th Annual Investment Conference sponsored by Banc of America Securities.

     Crews will note that the company's discipline over the last two years has resulted in an established seeds and traits platform for fiscal year 2005, and has reinforced its ability to grow in the years ahead.

     "Our strategic evolution has established Monsanto as the leading innovator in agricultural seeds and technology," says Crews. "The financial discipline we have exercised has also allowed us to establish a solid foundation which is poised for growth in the years ahead."

     Crews believes Monsanto's growth will come from two key areas: the accelerated growth of the company's core business primarily driven by its corn seeds and traits business, and through the recent acquisitions of the Seminis vegetable seed and Emergent cotton seed businesses.

Fiscal Year 2005 Guidance

     Crews will also confirm earnings per share (EPS) guidance for fiscal year 2005 in range of $0.82 to $0.87 on a reported basis, and $2.00 to $2.05 on an ongoing basis.

     Additionally, Monsanto now expects that free cash flow will roughly break even for fiscal year 2005, compared with the previous estimate in the range of negative $400 million. Crews said the improvement in free cash flow was driven primarily by improvements in working capital compared with the previous estimate. Monsanto expects net cash provided by operations to be approximately $1.7 billion, net cash required by investing activities to be approximately $(1.7 billion), and net cash required by financing activities to be approximately $(550) million, resulting in a net decrease in cash and cash equivalents of approximately $(550) million.

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     Crews'  presentation  slides  and  a  simultaneous  audio  webcast  of  the presentation  will be available  through Banc of America's  conference  web site
today.    To   access    the    webcast   of   this    presentation,    go   to:
http://www.veracast.com/webcasts/bas/35th-annual-2005/id42307551.cfm.

     Following today's live broadcast, scheduled for 10:30 a.m. PDT (1:30 EDT), a replay of the webcast will be available for two weeks through this same link. Crews' presentation slides will also be archived at the Investor Relations section of Monsanto's website at http://www.monsanto.com.

     Monsanto will report its complete financial results for the fourth quarter and fiscal year 2005 on Wednesday, October 12.

     Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: http://www.monsanto.com.


Cautionary Statements Regarding Forward-Looking Information:
-----------------------------------------------------------
Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company's exposure to various contingencies, including those related to Solutia Inc., litigation, intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; successful completion and operation of recent and proposed acquisitions; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup(R) agricultural herbicides; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of the company's products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the company's ability to fund its short-term financing needs; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

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                 RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
                 ----------------------------------------------

The presentations of ongoing earnings per share (EPS) and free cash flow are not intended to replace net income (loss), cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

------------------------------------------------------------------------------------------
                                                                           Fiscal Year
Total Monsanto Company and Subsidiaries:                                      2005
                                                                             Target
------------------------------------------------------------------------------------------
Diluted Earnings Per Share                                               $0.82 - $0.87
In-Process R&D Write-Off Related to the                                        0.91
   Seminis and Emergent Acquisitions
Solutia-Related Charge                                                        0.66
Tax Benefit on Loss from European Wheat and Barley Business                  (0.39)
Restructuring Charges - Net                                                   0.03
Income on Discontinued Operations and Related Restructuring                  (0.03)
Diluted Earnings per Share from Ongoing Business                         $2.00 - $2.05
------------------------------------------------------------------------------------------


Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operations and investing activities.

--------------------------------------------------------------------------------
Total Monsanto Company and Subsidiaries:                  Fiscal Year 2005
                                                        Target (in millions)
--------------------------------------------------------------------------------
Net Cash Provided by Operations                                $1,700
Net Cash Required by Investing Activities                     $(1,700)
    Free Cash Flow                                               --
Net Cash Required by Financing Activities                      $(550)
Net Decrease in Cash and Cash Equivalents                      $(550)
--------------------------------------------------------------------------------



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